Exhibit 99.1

March 2, 2016	Media: Jim Hughes - 781.751.5404
Investors: Ellen A. Taylor - 203.900.6854

Citizens Financial Group Announces Repurchase of $125 million of its Subordinated Notes

PROVIDENCE, R.I. —(BUSINESS WIRE) — (NYSE: CFG) — Citizens Financial Group, Inc. (“CFG” or “Citizens”) today announced that it is repurchasing $125 million of CFG subordinated notes.

“This transaction is part of a multi-year strategy designed to enhance the efficiency of our balance sheet and capital structure,” said Chief Financial Officer Eric Aboaf. “We believe this repurchase provides Citizens attractive financial benefits, moves our Tier 2 capital levels closer to peers and leaves us plenty of flexibility for our 2016 CCAR submission.”

Specifically, CFG has agreed to repurchase $125 million of its 4.023% subordinated notes due 2024. This transaction, which is in compliance with regulatory guidelines, is expected to close on March 7, 2016. This transaction is supplemental to CFG’s November 23, 2015 announcement that it had secured the ability to repurchase $500 million of subordinated notes, subject to approval in connection with its 2016 Comprehensive Capital Analysis and Review submission.

As of December 31, 2015, CFG reported a Basel III Transitional Basis Total Capital Ratio of 15.3%. The Total Capital Ratio included a Common Equity Tier 1 Capital Ratio of 11.7% and a Tier 2 Capital Ratio of 3.4%. This transaction reduces CFG’s pro forma December 31, 2015 Basel III Transitional Basis Total Capital Ratio and Tier 2 Capital Ratio by 11 basis points to 15.2% and 3.3%, respectively.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any securities.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $138.2 billion in assets as of December 31, 2015. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. In Consumer Banking, Citizens helps its retail customers “bank better” with mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,200 ATMs and approximately 1,200 Citizens Bank branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Citizens also provides mortgage lending, auto lending, student lending and commercial banking services in select markets nationwide. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services including lending and deposits, capital markets, treasury services, foreign exchange and interest hedging, leasing and asset finance, specialty finance and trade finance. Citizens operates through its subsidiaries Citizens Bank, N.A., and Citizens Bank of Pennsylvania. Additional information about Citizens and its full line of products and services can be found at www.citizensbank.com.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 26, 2016.

CFG-IR